EXHIBIT (99.2)

News Release

Ecolab Inc.

1 Ecolab Place

St. Paul, Minnesota 55102

Ecolab Announces Pricing Terms of Exchange Offers

ST. PAUL, Minn.--(August 23, 2021)--Ecolab Inc. (“Ecolab”) (NYSE:ECL) today announced the pricing terms with respect to its private Exchange Offers (as defined below) to certain eligible holders to exchange its outstanding notes of the four series described in the table below (collectively, the “Old Notes”) for up to $500 million aggregate principal amount (the “Exchange Cap”) of its newly issued 2.750% Notes due 2055 (the “New Notes”) and a cash payment (the “Adjusted Cash Amount”). The New Notes will be a further issuance of, and will be in addition to, the 2.750% Notes due 2055 (the “Original 2055 Notes”) that Ecolab issued for cash on August 18, 2021, in the aggregate principal amount of $300 million.

The Exchange Offers are being conducted on the terms and subject to the conditions set forth in a confidential offering memorandum dated August 9, 2021 (the “Offering Memorandum”), and related letter of transmittal (together, the “Exchange Offer Documents”), as amended by Ecolab’s press release dated August 23, 2021 extending the deadline to receive the Early Participation Amount (as so amended, the “Exchange Offers”). Capitalized terms not otherwise defined herein are as defined in the Offering Memorandum.

Ecolab expects to accept all Old Notes validly tendered and not validly withdrawn at or prior to the Early Participation Date. The Total Exchange Consideration to be received in the Exchange Offers for each $1,000 principal amount of Old Notes validly tendered and not validly withdrawn prior to the Early Participation Date is set forth in the table below, as calculated at 10:00 a.m. New York City time, on August 23, 2021 (the “Pricing Time”).

As announced in the Early Participation Date Results press release, Ecolab extended the deadline to receive the Early Participation Amount. Holders of Old Notes validly tendered and not withdrawn after the Early Participation Date but at or prior to the Expiration Date (as defined below) will receive the Total Exchange Consideration (without a deduction of the Early Participation Amount) for each $1,000 principal amount of Old Notes, subject to the Acceptance Priority Levels and proration procedures described in the Exchange Offer Documents to the extent that the Exchange Cap is exceeded. The Exchange Offers will expire at 11:59 p.m. New York City time, on September 3, 2021, unless extended by Ecolab (the “Expiration Date”).

Although participants in the Exchange Offers will not hold New Notes prior to the applicable settlement date, the first interest payment on the New Notes will include the interest accrued from the issuance date of the Original 2055 Notes, to the applicable settlement date. Further, each holder whose Old Notes are accepted for exchange will receive a cash payment (reduced as described in the following sentence) representing interest, if any, that has accrued from the most recent interest payment date in respect of the Old Notes up to, but not including, the applicable settlement date; provided, that, holders of Old Notes will not receive accrued and unpaid interest that is due and payable on the applicable settlement date if the accrued and unpaid interest that is due and payable on the applicable settlement date on the New Notes exceeds the accrued and unpaid interest that is payable on the applicable settlement date on the Old Notes. Interest payable on the Old Notes up to, but not including, the applicable settlement date will be reduced by the interest accrued on the New Notes up to, but not including, the applicable settlement date.

CUSIP No.	Title of Series	Acceptance Priority Level(1)	Reference U.S. Treasury Security	Reference Yield(2)	Fixed Spread (bps)	Total Exchange Consideration(3)(4)	New Notes Value	Payment per $1,000 of Old Notes to Holders Receiving the Total Exchange Consideration (3)(4)
								Adjusted Cash Amount(3)(4)	New Notes Amount(3)
278865 AM2	5.500% Notes due 2041	1	2.250% UST due May 15, 2041	1.780%	+60	$1,499.73	$1,005.51	$494.22	$1,000.00
278865 BA7	3.950% Notes due 2047	2	1.875% UST due February 15, 2051	1.895%	+60	$1,275.32	$1,005.51	$269.81	$1,000.00
278865 AW0	3.700% Notes due 2046	3	1.875% UST due February 15, 2051	1.895%	+60	$1,221.07	$1,005.51	$215.56	$1,000.00
278865 BE9	4.800% Notes due 2030	4	1.625% UST due May 15, 2031	1.245%	+50	$1,235.99	$1,005.51	$280.76	$950.00

(1) Ecolab will accept Old Notes in the order of their respective Acceptance Priority Level specified in the table above (each, an “Acceptance Priority Level,” with 1 being the highest Acceptance Priority Level and 4 being the lowest Acceptance Priority Level), subject to the Exchange Cap and the other terms and conditions described in the Exchange Offer Documents.

(2) As displayed on the Bloomberg Government Pricing Monitor Page FIT1. The Pricing Time was 10:00 a.m., New York City time, on August 23, 2021.

(3) For each $1,000 principal amount of Old Notes.

(4) Includes Early Participation Amount of $50.00 for each $1,000 principal amount of Old Notes. Does not reflect any accrued and unpaid interest. Ecolab will pay accrued and unpaid interest on the Old Notes up to, but not including, the applicable settlement date, which will be reduced by the interest accrued from August 18, 2021, the initial issuance date of the Original 2055 Notes up to, but not including the applicable settlement date, as further described in the Exchange Offer Documents. The first interest payment for the New Notes will include accrued interest from August 18, 2021.

Ecolab anticipates that all New Notes issued to holders who validly tendered Old Notes no later than the Early Participation Date will be treated as part of the same issuance as the Original 2055 Notes for U.S. federal income tax purposes, as further described in the Offering Memorandum. However, in the event we waive the

Fungibility Condition, in respect of Old Notes tendered after the Early Participation Date and prior to the Expiration Date, it is possible that the New Notes received by holders of those Old Notes may not be fungible with the New Notes received by holders who tendered Old Notes at or prior to the Early Participation Date and/or the Original 2055 Notes.

Only holders who have duly completed and submitted an eligibility letter (which may be found at www.dfking.com/ecolab) are authorized to receive the Exchange Offer Documents and participate in the Exchange Offers. The eligibility letters include certifications that the holders are either (1) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or (2) a non-“U.S. person” (as defined in Rule 902 under the Securities Act) located outside of the United States who are (i) not acting for the account or benefit of a U.S. person, (ii) a “non-U.S. qualified offeree” (as defined in the Exchange Offer Documents), and (iii) not resident in Canada.

Consummation of the Exchange Offers is subject to a number of conditions as set forth in the Offering Memorandum relating to the Exchange Offers.

If and when issued, the New Notes will not be registered under the Securities Act or any state securities laws. Therefore, the New Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. Ecolab entered into a registration rights agreement with respect to the New Notes and the Original 2055 Notes.

D.F. King & Co., Inc. will act as the Information Agent and the Exchange Agent for the Exchange Offers. Questions or requests for assistance related to the Exchange Offers or for additional copies of the Exchange Offer Documents may be directed to D.F. King & Co., Inc. at (800) 431-9645 (toll free) or (212) 269-5550 (collect) or ecolab@dfking.com (email). You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offers.

This announcement is for informational purposes only. This announcement is not an offer to purchase or a solicitation of an offer to purchase any Old Notes or New Notes. The Exchange Offers are being made solely pursuant to the Exchange Offer Documents. The Exchange Offers are not being made to holders of Old Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Exchange Offers to be made by a licensed broker or dealer, the Exchange Offers will be deemed to be made on behalf of Ecolab by the dealer managers or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains certain statements relating to future events and our intentions, beliefs, expectations and predictions for the future which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Words or phrases such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “we believe,” “we expect,” “estimate,” “project,” “may,” “will,” “intend,” “plan,” “believe,” “target,” “forecast” (including the negative or variations thereof) or similar terminology used in connection with any discussion of future plans, actions or events generally identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding COVID-19 pandemic trends, the U.S. and global economic recovery, inflation, and our financial and business performance and prospects, including sales, earnings, pricing and new business. These statements are based on the current expectations of management of the company. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. With respect to the COVID-19 pandemic, numerous factors will determine the extent of the impact on our business, including the severity of the disease, the duration of the outbreak, the distribution and efficacy of vaccines, the likelihood of a resurgence of the outbreak, including as a result of emerging variants, actions that may be taken by governmental authorities intended to minimize the spread of the pandemic or to stimulate the economy and other unintended consequences.

Additional risks and uncertainties that may affect operating results and business performance are set forth under Item 1A of our most recent Form 10-K, and our other public filings with the Securities and Exchange Commission (the "SEC"), and include the effects and duration of the COVID-19 pandemic; the vitality of the markets we serve; the impact of economic factors such as the worldwide economy, capital flows, interest rates, foreign currency risk, and reduced sales and earnings in our international operations resulting from the weakening of local currencies versus the U.S. dollar; our ability to execute key business initiatives, including restructurings and our Enterprise Resource Planning system upgrades; potential information technology infrastructure failures or breaches in data security; potential to incur significant tax liabilities or indemnification liabilities relating to the separation and split-off of our ChampionX business; our ability to attract, retain and develop high caliber management talent to lead our business and successfully execute organizational change; our ability to successfully compete with respect to value, innovation and customer support; exposure to global economic, political and legal risks related to our international operations; difficulty in procuring raw materials or fluctuations in raw material costs; pressure on operations from consolidation of customers or vendors; the costs and effects of complying with laws and regulations, including those relating to the environment and to the manufacture, storage, distribution, sale and use of our products, as well as to the conduct of our business generally, including labor and employment and anti-corruption; restraints on pricing flexibility due to contractual obligations; our ability to acquire complementary businesses and to effectively integrate such businesses; changes in tax laws and unanticipated tax liabilities; potential loss of deferred tax assets; our indebtedness, and any failure to comply with covenants that apply to our indebtedness; public health outbreaks, epidemics or pandemics, such as the current outbreak of COVID-19; potential losses arising from the impairment of goodwill or other assets; potential chemical spill or release; the occurrence of litigation or claims, including class action lawsuits; the loss or insolvency of a major customer or distributor; repeated or prolonged government and/or business shutdowns or similar events; acts of war or terrorism; natural or man-made disasters; water shortages; severe weather conditions; and other uncertainties or risks reported from time to time in our reports to the SEC. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may not occur. We caution that undue reliance should not be placed on forward-looking statements, which speak only as of the date made. Ecolab does not undertake, and expressly disclaims, any duty to update any forward-looking statement whether as a result of new information, future events or changes in expectations, except as required by law.

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Michael J. Monahan(651) 250-2809

Nate Brochmann(651) 250-3837

Andrew C. Hedberg(651) 250-2185

(ECL-C)